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                                                                     EXHIBIT 5.1


                 RUBIN BAUM LEVIN CONSTANT FRIEDMAN & BILZIN
              A PARTNERSHIP INCLUDING PROFESSIONAL ASSOCIATIONS
        2500 FIRST UNION FINANCIAL CENTER * MIAMI, FLORIDA 33131-2336
                          TELEPHONE: (305) 374-7580
                FAX: (305) 374-7593 * BROWARD: (305) 462-6808

                     RUBIN BAUM LEVIN CONSTANT & FRIEDMAN
                30 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10112
               TELEPHONE: (212) 698-7700 * FAX: (212) 698-7825
                               ---------------
     90 WOODBRIDGE CENTER DRIVE, SUITE 150, WOODBRIDGE, NEW JERSEY 07095
               TELEPHONE: (908) 855-2220 * FAX: (908) 855-2221

                                 [LETTERHEAD]



                                  May 25, 1995


All American Semiconductor, Inc.
16115 Northwest 52nd Avenue
Miami, Florida  33014

         Re:     Registration Statement on Form S-1

Dear Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-1 (No. 33-58661), as amended (the "Registration Statement"), initially filed on April 17, 1995, by All American Semiconductor, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested us to furnish you our opinion as to the legality of the 5,442,500 shares of common stock, par value $.01 per share, of the Company (the "Shares") being registered thereunder.

         In this connection, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Certificate of Incorporation, as amended, and the By-laws of the Company; and (c) certain records of the Company's corporate proceedings as reflected in its minute books. In our examination, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed.

         Based on the foregoing, we are of the opinion that the Shares have been duly and validly authorized and are [or, in the case of the 5,232,500 Shares being registered for sale by the Company and the 180,000 Shares being registered by holders of certain existing warrants issued by the Company (collectively the "Existing Warrants"), when such Shares are issued and delivered by the Company and paid for as contemplated in the Registration Statement or pursuant to the Existing Warrants, will be] validly issued, fully paid and non-assessable.

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RUBIN BAUM LEVIN CONSTANT FRIEDMAN & BILZIN


All American Semiconductor, Inc.
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         We hereby consent to the use of this opinion as an exhibit to the
Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Act of the Rules.

                          Very truly yours,


                          /s/  RUBIN BAUM LEVIN CONSTANT FRIEDMAN & BILZIN


                          RUBIN BAUM LEVIN CONSTANT FRIEDMAN & BILZIN